                                                                   Exhibit 10(e)

                                PROMISSORY NOTE


                                                  Dated as of October ___, 2002
$____________                                               Scottsdale, Arizona


         JAX REAL ESTATE, LLC, a Delaware limited liability company ("Borrower"), for value received, hereby promises to pay to GE CAPITAL FRANCHISE FINANCE CORPORATION, a Delaware corporation ("Lender"), whose address is 17207 North Perimeter Drive, Scottsdale, Arizona 85255, or order, on or before November 1, 2022 (the "Maturity Date"), as herein provided, the principal sum of $____________, and to pay interest on the unpaid principal amount of this Note from the date hereof to the Maturity Date at the rate of 8.09% per annum on the basis of a 360-day year for the actual number of days elapsed, such principal and interest to be paid in immediately available funds and in lawful money of the United States. Initially capitalized terms which are not otherwise defined in this Note shall have the meanings set forth in that certain Loan Agreement dated as of the date of this Note between Borrower and Lender, as such agreement may be amended, restated and/or supplemented from time to time (the "Loan Agreement").

         Interest on the principal amount of this Note for the period commencing with the date such principal amount is advanced by Lender through the last day in the month in which this Note is dated shall be due and payable upon delivery of this Note. Thereafter, principal and interest shall be payable in consecutive monthly installments of $_________ commencing on December 1, 2002, and continuing on the first day of each month thereafter until the Maturity Date, at which time the outstanding principal and unpaid accrued interest shall be due and payable.

         Borrower may prepay this Note in full, but not in part (except as otherwise set forth below), including all accrued but unpaid interest hereunder and all sums advanced by Lender pursuant to the Loan Documents and any Other Agreements, provided that (i) no Event of Default has occurred under this Note or any of the other Loan Documents or any Other Agreements, (ii) any such prepayment shall only be made on a regularly scheduled payment date upon not less than 30 days prior written notice from Borrower to Lender, and (iii) except as otherwise set forth below, any such prepayment shall be made together with payment of a Yield Maintenance Amount if such prepayment is made prior to the fifth anniversary of the date of this Note. The term "Yield Maintenance Amount" means an amount equal to the difference between (i) the present value computed at the Reinvestment Rate of the stream of monthly principal and interest payments due under this Note from the date of such prepayment through the scheduled Maturity Date, and (ii) the unpaid principal amount of this Note; provided, however, if such difference is a negative number, the Yield Maintenance Amount shall be zero. The term "Reinvestment Rate" means an interest rate equal to the then current yield of U.S. Treasury securities having a weighted average life to maturity closest to the scheduled Maturity Date of this Note. If this Note is prepaid on or following the fifth anniversary of the date of this Note, Borrower shall not be required to pay a Yield Maintenance Amount.

         The foregoing Yield Maintenance Amount shall be due and payable if this Note is prepaid prior to the fifth anniversary of this Note regardless of whether such prepayment is the result of a voluntary prepayment by Borrower or as a result of Lender declaring the unpaid principal balance of this Note, accrued interest and all other sums due under this Note, the Mortgage encumbering the Premises corresponding to this Note, the other Loan Documents and any Other Agreements, due and payable following an Event of Default as contemplated below (the "Acceleration"); provided, however, the prohibition on a partial prepayment and the Yield Maintenance Amount shall not be applicable with respect to a prepayment of this Note in connection with an application of condemnation proceeds as contemplated by the Mortgage encumbering the Premises corresponding to this Note or as contemplated by the Loan Agreement as a result of a breach and subsequent cure by Borrower of the Fixed Charge Coverage Ratio required by the Loan Agreement.

         Upon execution of this Note, Borrower shall authorize Lender to establish arrangements whereby all payments of principal and interest hereunder are transferred by Automated Clearing House Debit initiated by Lender directly from an account at a U.S. bank in the name of Borrower to such account as Lender may designate or as


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Unit No. __

Lender may otherwise designate. Each payment of principal and interest hereunder shall be applied first toward any past due payments under this Note (including payment of all Costs (as herein defined)), then to accrued interest, and the balance, after the payment of such accrued interest, if any, shall be applied to the unpaid principal balance of this Note; provided, however, each payment hereunder after an Event of Default has occurred under this Note shall be applied towards the Obligations as Lender in its sole discretion may determine.

         This Note is secured by the Mortgages and the other Loan Documents. Upon the occurrence of an Event of Default, Lender may declare the entire unpaid principal balance of this Note, accrued interest, if any, and all other sums due under this Note and any Loan Documents or Other Agreements due and payable at once without notice to Borrower. All past-due principal and/or interest shall bear interest from the due date to the date of actual payment at the lesser of the highest rate for which the undersigned may legally contract or the rate of 14% per annum (the "Default Rate"), and such Default Rate shall continue to apply following a judgment in favor of Lender under this Note. If Borrower fails to make any payment or installment due under this Note within five days of its due date (except as a result of Lender failing to initiate the applicable Automated Clearing House Debit), Borrower shall pay to Lender, in addition to any other sum due Lender under this Note or any other Loan Document, a single late charge equal to 5% of such past-due payment or installment (the "Late Charge"), which Late Charge is a reasonable estimate of the loss that may be sustained by Lender due to the failure of Borrower to make timely payments. All payments of principal and interest due hereunder shall be made (i) without deduction of any present and future taxes, levies, imposts, deductions, charges or withholdings, which amounts shall be paid by Borrower, and (ii) without any other right of abatement, reduction, setoff, defense, counterclaim, interruption, deferment or recoupment for any reason whatsoever. Borrower will pay the amounts necessary such that the gross amount of the principal and interest received by Lender is not less than that required by this Note.

         No delay or omission on the part of Lender in exercising any remedy, right or option under this Note shall operate as a waiver of such remedy, right or option. In any event, a waiver on any one occasion shall not be construed as a waiver or bar to any such remedy, right or option on a future occasion. Except as otherwise expressly set forth herein or in the Loan Agreement, Borrower hereby waives presentment, demand for payment, notice of dishonor, notice of protest, and protest, notice of intent to accelerate, notice of acceleration and all other notices or demands in connection with delivery, acceptance, performance, default or endorsement of this Note. All notices, consents, approvals or other instruments required or permitted to be given by either party pursuant to this Note shall be given in accordance with the notice provisions in the Loan Agreement. Should any indebtedness represented by this Note be collected at law or in equity, or in bankruptcy or other proceedings, or should this Note be placed in the hands of attorneys for collection after default, Borrower shall pay, in addition to the principal and interest due and payable hereon, all costs of collecting or attempting to collect this Note (the "Costs"), including reasonable attorneys' fees and expenses of Lender (including those fees and expenses incurred in connection with any appeal) and court costs whether or not a judicial action is commenced by Lender. This Note may not be amended or modified except by a written agreement duly executed by the party against whom enforcement of this Note is sought. In the event that any one or more of the provisions contained in this Note shall be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provision of this Note, and this Note shall be construed as if such provision had never been contained herein or therein. Time is of the essence in the performance of each and every obligation under this Note.

         Notwithstanding anything to the contrary contained in any of the Loan Documents, the obligations of Borrower to Lender under this Note and any other Loan Documents are subject to the limitation that payments of interest and late charges to Lender shall not be required to the extent that receipt of any such payment by Lender would be contrary to provisions of applicable law limiting the maximum rate of interest that may be charged or collected by Lender. The portion of any such payment received by Lender that is in excess of the maximum interest permitted by such provisions of law shall be credited to the principal balance of this Note or if such excess portion exceeds the outstanding principal balance of this Note, then such excess portion shall be refunded to Borrower. All interest paid or agreed to be paid to Lender shall, to the extent permitted by applicable law, be amortized, prorated, allocated and/or spread throughout the full term of this Note (including, without limitation, the period of any renewal or extension thereof) so that interest for such full term shall not exceed the maximum amount permitted by applicable law.


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FFC No. _________
Unit No. __

         This obligation shall bind Borrower and its successors and assigns, and the benefits hereof shall inure to Lender and its successors and assigns.

         IN WITNESS WHEREOF, Borrower has executed and delivered this Note effective as of the date first set forth above.


                                   BORROWER:

                                   JAX REAL ESTATE, LLC,
                                   a Delaware limited liability company



                                   By
                                     ------------------------------------------
                                     R. Gregory Lewis
                                     Its Vice President and Treasurer


05-120052.03
FFC No. 8001-4145
Unit No. __
__________________
__________________

                            Schedule to Exhibit 10(e)

         The Company has executed nine (9) Promissory Notes substantially identical in all material respects to the form of the Promissory Note differing only with respect to the premises and amount of the Note as indicated below:


--------------------------------------------------------------------------------
         Premises                              Principal Sum Due Under Note
--------------------------------------------------------------------------------
1721 Galleria Boulevard                                 $3,150,000.00
Franklin, TN
--------------------------------------------------------------------------------
7970 Washington Village Drive                           $2,100,000.00
Dayton, OH
--------------------------------------------------------------------------------
7550 Vantage Drive                                      $2,100,000.00
Columbus, OH
--------------------------------------------------------------------------------
1410 16th Street                                        $3,575,000.00
Oak Brook, IL
--------------------------------------------------------------------------------
3320 Galleria Circle                                    $3,100,000.00
Hoover, AL
--------------------------------------------------------------------------------
11471 Metcalf Avenue                                    $3,150,000.00
Overland Park, KS
--------------------------------------------------------------------------------
2215 Hamilton Place Boulevard                           $1,425,000.00
Chattanooga, TN
--------------------------------------------------------------------------------
2670 N. Germantown Parkway                              $3,400,000.00
Memphis, TN
--------------------------------------------------------------------------------
19200 Haggerty Road                                     $3,000,000.00
Livonia, MI
--------------------------------------------------------------------------------